Exhibit 99.3

Unaudited Pro Forma Computation of Ratios of Earnings to Fixed Charges

(in millions, except ratios)

Fifty-two weeks ended May 27, 2012
Earnings:
Income from continuing operations before income taxes and equity method investment earnings	$717
Add (deduct):
Fixed charges	468
Distributed income of equity method investees	27
Capitalized interest	(6)

Earnings available for fixed charges (a)	$1,206

Fixed charges:
Interest expense	$411
Capitalized interest	6
One third of rental expense (1)	51

Total fixed charges (b)	$468

Pro forma ratio of earnings to fixed charges (a/b)	2.6

(1)	Considered to be representative of interest factor in rental expense.

Twenty-six weeks ended November 25, 2012
Earnings:
Income from continuing operations before income taxes and equity method investment earnings	$676
Add (deduct):
Fixed charges	229
Distributed income of equity method investees	15
Capitalized interest	(3)

Earnings available for fixed charges (a)	$917

Fixed charges:
Interest expense	$199
Capitalized interest	3
One third of rental expense (1)	27

Total fixed charges (b)	$229

Pro forma ratio of earnings to fixed charges (a/b)	4.0

(1)	Considered to be representative of interest factor in rental expense.

1